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                                                                    Exhibit 23.7

                            REED SMITH SHAW & MCCLAY

                               1301 K STREET, N.W.

                             SUITE 1100-EAST TOWER

                          WASHINGTON, D.C. 20005-3317

                                  202-414-9200

                                FAX 202-414-9299


                     CONSENT OF REED SMITH SHAW & MCCLAY

     The undersigned hereby consents to the reference to our firm under the caption "Experts," solely in connection with the section captioned "Business - Regulation" in the Paging Network, Inc. Prospectus relating to the Exchange Offer for 10% Senior Subordinated Notes due October 15, 2008.


                                                 REED SMITH SHAW & MCCLAY

                                                 Reed Smith Shaw & McClay

Dated: October 31, 1996                          By: Judith St. Ledger Roty
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